Exhibit 23.1
                                                                    ------------

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-58396 of Union Acceptance Corporation and subsidiaries on Form S-2 of our report dated July 21, 2000, included and incorporated by reference in the Annual Report on Form 10-K of Union Acceptance Corporation and subsidiaries for the year ended June 30, 2000, and to the use of our report dated July 21, 2000, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Indianapolis, Indiana
May 8, 2001